EXHIBIT 2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76596) pertaining to The Drovers and Mechanics Bank Salary Deferral Plan of our report dated June 27, 2002, with respect to the financial statements and supplemental schedule of The Drovers and Mechanics Bank Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                     /s/ Smith Elliott Kearns & Company, LLC

  Hagerstown, Maryland
  July 16, 2002